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                                                                  EXHIBIT (d)(5)


                          PURCHASE AND SALE AGREEMENT
               (SECONDARY ASSIGNMENT; BORROWER NOT IN BANKRUPTCY)

This Purchase and Sale Agreement (Secondary Assignment) ("Agreement") is made by and between OAKTREE CAPITAL MANAGEMENT LLC, as general partner of or investment manager for each of the entities set forth on Schedule A hereto (collectively, "Seller" and each an "Individual Seller") and KAYNE ANDERSON CAPITAL ADVISORS, L.P. ("Buyer") as of August 7, 2000 ("Agreement Date").

1.      DEFINITIONS

1.1     In this Agreement:

"AFFILIATE" means "affiliate" as defined in either (a) Bankruptcy Code Section 101(2) or (b) Rule 144 of the Securities Act.

"AGENT" has the meaning given to it in Schedule 1.

"AGENT EXPENSES" means any costs, liabilities, losses, claims, damages, and expenses incurred by, and any indemnification claims of, the Agent, for which the Agent has recourse under the Credit Documents to Seller, but only to the extent attributable or allocable to the Transferred Rights.

"ASSIGNMENT" means the document (if any) in the form specified in the Credit Agreement for an assignment of the Loans.

"ASSUMED OBLIGATIONS" means Seller's obligations and liabilities with respect to, or in connection with, the Transferred Rights resulting from facts, events or circumstances arising or occurring on and after the Effective Date; excluding, however, the Retained Obligations.

"BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, 11 U.S.C Sections 101 et seq., as amended.

"BENEFIT PLAN" means an "employee benefit plan" subject to Title I of ERISA, a "plan" subject to Section 4975 of the Code or any Entity whose assets include the assets of any such employee benefit plan or plan.

"BORROWER" means the Borrower under the Credit Agreement; as defined in Schedule l.

"BUSINESS DAY" means any day that is not (a) a Saturday, (b) a Sunday, or (c) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

"CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.


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"COLLATERAL" means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to or for the benefit of the Lenders under the Credit Documents.

"COMMITMENTS" has the meaning given to it in Schedule 1.

"CREDIT AGREEMENT" has the meaning given to it in Schedule 1.

"CREDIT DOCUMENTS" means the Credit Agreement and all guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers and amendments and all other documents and agreements executed and delivered in connection therewith.

"DISTRIBUTION" means any payment or other distribution of cash (including interest), notes, securities, or other property (including Collateral) or proceeds under or in respect of the Transferred Rights.

"EFFECTIVE DATE" means the date on which Seller receives the Purchase Price.

"ENCUMBRANCE" means any (a) mortgage, pledge, lien, security interest, charge, hypothecation, or other encumbrance, security agreement, security arrangement or adverse claim against title of any kind; (b) purchase or option agreement or put arrangement; (c) subordination agreement or arrangement other than as specified in the Credit Documents; or (d) agreement to create or effect any of the foregoing.

"ENTITY" includes any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, and Governmental Authority.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the roles and regulations promulgated under it.

"FEDERAL FUNDS RATE" means, for any date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day in The Wall Street Journal (Eastern Edition), or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which such rate is reported.

"GOVERNMENTAL AUTHORITY" means any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.


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"GUARANTY" means a guaranty of any of Borrower's obligations under the Credit
Documents, including Borrower's obligations in connection with the Loan.

"IMMEDIATE PRIOR SELLERS" means the Entity or Entities from which Seller acquired the Transferred Rights.

"IMPAIRMENT" means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Encumbrance, fight (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect, other than those created pursuant to the Credit Documents, the effect of which is, or would be, materially and adversely to affect the Transferred Rights, in whole or in part.

"LENDER" means a lender under the Credit Agreement and its successors, transferees, and assigns.

"LOANS" means the Loan(s) in the amount(s) specified in Schedule 1, and includes the note(s) (if any) evidencing such Loan(s) issued under the Credit Agreement.

"OBLIGOR" means any Entity other than the Borrower and the Lenders that is obligated under the Credit Documents.

"OPERATIVE DOCUMENTS" means (a) this Agreement, (b) the Assignment and (c) the Purchase Price Letter.

"PARTY" means Buyer or Seller, as applicable.

"PRE-CLOSING DATE ACCRUALS" means all interest and commitment, facility, letter of credit and other similar ordinary course fees (other than amendment, consent, waiver and other similar non-ordinary course fees) payable under the Credit Documents in respect of the Loans and the Commitments, if any, that accrue during the period before (but excluding) the Effective Date.

"PREDECESSOR TRANSFER AGREEMENTS" means the transfer agreements under which (a) the Seller and (b) the Prior Sellers acquired the rights and obligations underlying the Transferred Rights, which transfer agreements are identified on
Schedule 2.

"PRIOR SELLERS" means, collectively, (a) the Immediate Prior Sellers, and (b) any predecessor Entity or Entities that transferred the Transferred Rights, which Entities are identified on Schedule 2.

"PURCHASE PRICE" has the meaning given to it in the Purchase Price Letter.

"PURCHASE PRICE LETTER" means the letter agreement between Buyer and Seller, dated as of the Agreement Date that specifies the calculations for determining the Purchase Price.

"PURCHASE RATE" means the purchase rate stated in the Purchase Price Letter.



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"REQUIRED CONSENTS" means the consents required pursuant to the Transaction
Documents to transfer the Transferred Rights from Seller to Buyer, which Required Consents are specified in Schedule 1.

"RETAINED INTEREST" means the right (if any) retained by Seller to receive, in accordance with Section 8.3, payments or other property (including Collateral) paid or delivered in respect of the Pre-Closing Date Accruals, provided that such payment or distribution by Borrower is made (A) on or before the due date thereof or the expiration of any applicable grace period, each as specified in the Credit Documents as in effect on the Effective Date (or, if no such grace period exists, the expiration of 30 days from such due date), and (B) before a default by Borrower in connection with other payment obligations of Borrower under the Credit Documents; otherwise such accrued amounts (if and when paid by Borrower) and any other accrued amounts due thereafter shall be for the account of Buyer, and Seller shall not be entitled to any part thereof.

"RETAINED INTEREST DISTRIBUTION" means a payment or other distribution of property payable or deliverable to Seller in respect of a Retained Interest.

"RETAINED OBLIGATIONS" means all obligations and liabilities of Seller relating to the Transferred Rights that (a) result from facts, events or circumstances arising or occurring prior to the Effective Date, (b) result from Seller's breach of its representations, warranties, covenants, or agreements under this Agreement, the Credit Documents or the Predecessor Transfer Agreements, (c) result from Seller's bad faith, gross negligence, or willful misconduct or (d) are attributable to Seller's actions or obligations in any capacity other than as a Lender under the Credit Documents.

"SCHEDULE 1" means the document titled "Schedule 1 to Purchase and Sale Agreement (Secondary Assignment; Borrower Not in Bankruptcy)".

"SCHEDULE 2" means the document titled "Schedule 2 to Purchase and Sale Agreement (Secondary Assignment; Borrower Not in Bankruptcy)".

"SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., as amended, and the rules and regulations promulgated under it.

"TRANSACTION DOCUMENTS" means the Credit Documents, the Operative Documents and the Predecessor Transfer Agreements.

"TRANSFER FEE" has the meaning given to it in Schedule 1.

"TRANSFERRED RIGHTS" means any and all of Seller's right, title, and interest in, to and under the Loans and the Commitments (if any) and to the extent related thereto, the following (excluding, however, the Retained Interest, if any):

(a) all other amounts funded by or payable to Seller under the Credit Documents, and all obligations owed to Seller in connection with the Loans and the Commitments;

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(b)   the Credit Documents;

(c) the Predecessor Transfer Agreements (but only to the extent related to the Loans and the Commitments, as specified on Schedule 2);

(d)   all claims (including "claims" as defined in Bankruptcy Code Section 101
      (5)), suits, causes of action, and any other right of Seller or Prior Sellers, whether known or unknown, against Borrower, Obligor, or any of their respective Affiliates, agents, representatives, contractors, advisors, or any other Entity that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Seller or Prior Sellers against any attorney, accountant, financial advisor, or other Entity arising under or in connection with the Credit Documents;

(e) all Guarantees and all Collateral and security of any kind for or in respect of the foregoing;

(f) all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Seller or Prior Sellers under the Loans and the Commitments, if any, and other extensions of credit under the Credit Documents (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the Effective Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of Borrower, any Obligor or the Credit Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

(g)   all proceeds of the foregoing.

"UNFUNDED COMMITMENTS" has the meaning given to it in Schedule 1.


        1.2 Terms that are defined in other provisions of this Agreement have the meanings given to them in those provisions.


        1.3 Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the same meaning in this Agreement as in the Credit Agreement.

2.       ASSIGNMENT AND ASSUMPTION

        In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement:



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(a)     subject to the satisfaction of the conditions in Section 3.2, Seller irrevocably sells, transfers, assigns, grants, and conveys the Transferred Rights to Buyer with effect on and after the Effective Date;

(b) subject to the satisfaction of the conditions in Section 3.1, Buyer acquires the Transferred Rights, and assumes and agrees to perform and comply with the Assumed Obligations, with effect on and after the Effective Date; and

(c) notwithstanding the foregoing, (i) Seller agrees to remain responsible for, and assumes and agrees to perform and comply with the Retained Obligations, and (ii) Buyer assumes no obligations other than the Assumed Obligations.

This Agreement is intended to, and upon execution hereof and satisfaction or waiver of the conditions precedent set forth in Section 3 shall, effect a true sale of the Transferred Rights.

3.       CONDITIONS PRECEDENT

        3.1 Buyer's obligations to pay the Purchase Price to Seller, to acquire the Transferred Rights and to assume the Assumed Obligations shall be subject to the conditions that (a) Seller's representations and warranties in this Agreement shall have been true and correct on the Agreement Date and the Effective Date, (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date and (e) Buyer shall have received (i) this Agreement and the Purchase Price Letter duly executed on behalf of Seller, (ii) the note or notes (if any) evidencing the Loans duly endorsed to Buyer or evidence reasonably satisfactory to Buyer that the note or notes have been surrendered to the Agent for reissuance to Buyer and (iii) the Assignment duly executed on behalf of Seller, Borrower (if required), the Agent and any other Entity whose consent is required by the terms of the Assignment.

        3.2 Seller's obligation to sell, transfer, assign, grant, and convey the Transferred Rights to Buyer on the Effective Date shall be subject to the conditions that (a) Buyer's representations and warranties in this Agreement shall have been true and correct on the Agreement Date and the Effective Date,
(b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date, (c) Seller shall have received (i) this Agreement and the Purchase Price Letter duly executed on behalf of Buyer and (ii) the Assignment duly executed on behalf of Buyer, Borrower (if required), the Agent and any other Entity whose consent is required by the terms of the Assignment and (d) Seller shall have received payment of the Purchase Price from Buyer.

        3.3 Notwithstanding the requirements of Section 3.1 and 3.2 above, Buyer shall until the Agent recognizes the direct assignment to Buyer as contemplated in this Agreement, automatically and without further action by either party acquire and hold an undivided 100% participation interest (the "Participation") in the Transferred Rights, and Seller shall hold all proceeds, payments and distributions received by Seller in respect thereof for the benefit of Buyer. The parties thereafter shall use reasonable best efforts to convert the Participation to an outright assignment as contemplated by this Agreement. For so long as the transfer hereunder remains a Participation, Seller shall, subject to any restrictions contained in the Credit Documents, the


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Predecessor Transfer Agreement or this Agreement, act or refrain from acting in respect of any request, act, decision or vote to be made under in respect of the Credit Documents or the Participation (i) in strict accordance with prior written instructions received from Buyer or (ii) if such request, act, decision or vote is not divisible with respect to the Participation, in accordance with the prior written instructions of the holders of a majority of interests (including Seller, if applicable) with respect to all Loans (under and as defined in the Credit Agreement) held by Seller under the Credit Agreement involved in exercising such rights and, in either event except as prohibited under any applicable law, rule or order; provided, that (i) if after notice to Buyer from Seller of any of the foregoing Buyer does not so instruct Seller, then Seller may act or not in its reasonable discretion and (ii) Seller shall not be required to act if Seller reasonably determines that such action (A) would violate applicable law or the Credit Documents or (B) could result in Seller incurring any material cost, expense, obligation or liability unless Buyer has provided an indemnity acceptable to Seller. Seller shall not be held to the standard of care of a fiduciary and shall not be an agent for the Buyer, but shall exercise only the same standard of care in the administration of the Participation as if it had retained the Participation beneficially for its own account. From and after the Closing Date, the Seller and Buyer shall use all reasonable efforts to obtain the Agent's and Borrower's execution of the Assignment and Assumption. On the date that the Agent and Borrower execute the Assignment and Assumption, without any further action by the Seller, Buyer or any other party, the Participation shall terminate and shall be of no further force and effect (except that each Party shall remain liable to each other for their respective liabilities and obligations under this Section 3.3 which arose before the on the date that the Agent and Borrower execute the Assignment and Assumption) and the assignment of the Transferred Rights hereunder shall be deemed to be effective immediately without further action by any Party. Nothing contained herein shall be deemed to affect or limit in any way the Seller's or the Buyer's representations, warranties, covenants or agreements made herein, or their respective indemnity obligations with respect thereto upon the termination of the Participation.

4.      SELLER'S REPRESENTATIONS AND WARRANTIES

        4.1 Each Individual Seller (as to itself only and severally and not jointly and severally) represents and warrants to Buyer (as of the Agreement Date and as of the Effective Date) that:

(a) Seller (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.

(b) Seller's execution, delivery, and performance of the Transaction Documents to which it is or will become a party has not resulted and will not result in a breach of any provision of (i) Seller's organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Seller, (iii) any judgment, injunction, decree or determination applicable to Seller or
        (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Seller may be bound or to which any of the assets of Seller are subject.


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(c)   (i) The Transaction Documents to which Seller is a party (A) have been duly and validly authorized, executed, and delivered by Seller and (B) are the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and

      (ii) No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity (other than the Required Consents) is or will be required for Seller to execute, deliver, and perform its obligations under, the Transaction Documents to which Seller is or will become a party.

(d) To the same extent that Seller received such ownership and title from the Immediate Prior Sellers, Seller is the sole legal and beneficial owner of and has good title to the Transferred Rights, free and clear of any Encumbrance. The Transferred Rights are not subject to any prior sale, transfer, assignment or participation by Seller or any agreement by Seller to assign, convey, transfer or participate, in whole or in part.

(e) No proceedings are (i) pending against Seller or (ii) to the best of Seller's knowledge, threatened against Seller before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect (A) the Transferred Rights or (B) any action taken or to be taken by Seller under this Agreement.

(f) Based solely on the representations and warranties made to Seller by the Immediate Prior Seller in the Predecessor Transfer Agreements, the principal amounts of the Loans outstanding and the Commitments, as of the Agreement Date, and all permanent commitment reductions, permanent repayments of principal and all amendment, consent, waiver and other similar non-ordinary course fees received by Seller in connection with the Transferred Rights, are accurately stated in Schedule 1.

(g) Based solely on the representations and warranties made to Seller by the Immediate Prior Sellers in the Predecessor Transfer Agreements, except for the Commitments, if any, there is no funding obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Transferred Rights or the Assumed Obligations (including any obligation to make advances or to purchase participations in letters of credit under any Credit Documents or any obligation relating to any currency or interest rate swap, hedge, or similar arrangement) that Seller or Buyer is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full. Based solely on the representations and warranties made to Seller by the Immediate Prior Sellers in the Predecessor Transfer Agreements, the Unfunded Commitments, if any, as of the Effective Date are accurately stated in Schedule 1.




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(h)   Seller has not engaged in any acts or conduct or made any omissions with respect to Borrower or any Obligor that will result in Buyer receiving proportionately less in payments or distributions under, or less favorable treatment (including the timing of payments or distributions) for, the Transferred Rights than is received by other Lenders holding loans or commitments of the same tranche as the Loans and Commitments.

(i) Seller has performed, and has complied with, all obligations required to be performed or complied with by it under the Credit Documents and is not in breach of any provisions of the Credit Documents.

(j) No broker, finder or other Entity acting under Seller's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Buyer could be responsible.

(k) Seller has not breached any of its representations, warranties, obligations, agreements, or covenants under the Predecessor Transfer Agreements.

(l)   Except as set forth in Schedule 1, Seller (i) is not and has never been
      (A) an "insider" of Borrower or any Obligor (as "insider" is defined in Bankruptcy Code Section 101(31)) or (B) an Affiliate of Borrower or any Obligor, and (ii) is not, and has not been, a member of any official or unofficial committee relating to any Obligor.

(m) Seller does not hold any funds or property of or owe any amounts or property to the Borrower or any Obligor and has not effected or received the benefit of any setoff against the Borrower or any Obligor on account of the Transferred Rights.

(n) Except as set forth in Schedule 1, Seller has not received any written notice other than those publicly available that (i) any payment or other transfer made to or for the account of Seller from or on account of Borrower or any Obligor under the Transferred Rights is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (ii) the Transferred Rights, or any portion of them, are void, voidable, unenforceable or subject to any Impairment.

(o) Seller acknowledges that the consideration paid under this Agreement for the purchase of the Transferred Rights and the assumption of the Assumed Obligations may differ both in kind and amount from any Distribution.

(p) Seller (i) is a sophisticated seller with respect to the sale of the Transferred Rights and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of Borrower or any Obligor to make an informed decision regarding the sale of the Transferred Rights and the retention of the Retained Obligations and
      (iii) has independently and without reliance upon Buyer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Buyer's express representations,


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      warranties, covenants, and indemnities in this Agreement. Seller acknowledges that Buyer has not given Seller any investment advice, credit information, or opinion on whether the sale of the Transferred Rights or the retention of the Retained Obligations is prudent.

(q) Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the Transferred Rights, Borrower, any Obligor or any of their Affiliates that is not known to Seller and that may be material to a decision to sell the Transferred Rights and to retain the Retained Obligations ("Seller Excluded Information"), (ii) Seller has determined to sell the Transferred Rights and to retain the Retained Obligations notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) Buyer shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyer or any Buyer Indemnitee whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Seller Excluded Information shall not and does not affect the truth or accuracy of Buyer's representations or warranties in this Agreement.

(r) Seller is an "accredited investor" as defined in Rule 501 under the Securities Act. Without characterizing the Transferred Rights as a "security" within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of offers to buy, any portion of the Transferred Rights in violation of any applicable securities laws.

(s) Seller has provided to Buyer (i) true, correct and complete copies of each Predecessor Transfer Agreement to which Seller is a party and (ii) to the extent and in the form received by Seller from Immediate Prior Sellers,
      (a) the Credit Documents and (b) the other Predecessor Transfer Agreements. A true and complete list of such Credit Documents and Predecessor Transfer Agreements is set forth on Schedule 2.

(t) Other than as set forth on Schedule 1, Seller has not received (by set-off or otherwise) or directed to others any payments or other Transfers from or on account of Borrower or any Obligor in respect of the Transferred Rights on or after the 95th day preceding the Agreement Date.

(u) Except for consents and waivers given by Lenders generally pursuant to and in accordance with the Credit Agreement, Seller has not given its consent to change, nor has it waived, any term or provision of any Credit Document or the Predecessor Transfer Agreements, including, without limitation, with respect to the amount or time of any payment of principal or the rate or time of any payment of interest.

(v) Seller is not a party to any document, instrument or agreement (other than any Predecessor Transfer Agreements and the Credit Documents specified in
      Schedule 2) that could
      materially and adversely affect the Transferred Rights or Buyer's rights and remedies under this Agreement.

4.2 Except as expressly stated in this Agreement and the Assignment, Seller makes no representations or warranties, express or implied, with respect to the transactions contemplated herein and therein.

4.3 Seller acknowledges that (a) its sale of the Transferred Rights to Buyer is irrevocable; (b) Seller shall have no recourse to the Transferred Rights; and (c) Seller shall have no recourse to Buyer, except for (i) Buyer's breaches of its representations, warranties, or covenants, and
      (ii) Buyer's indemnities, in each case as expressly stated in this Agreement.

5.    BUYER'S REPRESENTATIONS AND WARRANTIES


        5.1 Buyer represents and warrants to Seller (as of the Agreement Date and as of the Effective Date) that:


      (a) Buyer (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under, the Transaction Documents to which it is or will become a party.

      (b) Buyer's execution, delivery, and performance of the Transaction Documents to which it is or will become a party has not resulted, and will not result, in a breach of any provision of (i) Buyer's organizational documents, (ii) any statute, law, writ, order, rule, or regulation of any Governmental Authority applicable to Buyer,
            (iii) any judgment, injunction, decree or determination applicable to Buyer, or (iv) any contract, indenture, mortgage, loan agreement, note, lease, or other instrument by which Buyer may be bound or to which any of the assets of Buyer are subject.

      (c) (i) The Transaction Documents to which Buyer is a party (A) have been duly and validly authorized, executed, and delivered by Buyer, and (B) are the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and

            (ii) except as provided in the Credit Documents, no notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity is or will be required for Buyer to execute, deliver, and perform its obligations under the Transaction Documents to which Buyer is or will become a party.

      (d) Without characterizing the Transferred Rights as a "security" within the meaning of applicable securities laws, Buyer is not purchasing the Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act;

            provided, however, that Buyer may resell the Transferred Rights if such resale is in accordance with the Securities Act and in compliance with Section 10 hereof.

      (e) Buyer acknowledges that the consideration paid under this Agreement for the purchase of the Transferred Rights and the assumption of the Assumed Obligations may differ both in kind and amount from any Distribution.

      (f) Buyer (i) is a sophisticated Entity with respect to the purchase of the Transferred Rights and the assumption of the Assumed Obligations, (ii) is able to bear the economic risk associated with the purchase of the Transferred Rights and the assumption of the Assumed Obligations, (iii) has adequate information concerning the business and financial condition of Borrower or any Obligor to make an informed decision regarding the purchase of the Transferred Rights and the assumption of the Assumed Obligations, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller's express representations, warranties, covenants, and indemnities in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Transferred Rights or the assumption of the Assumed Obligations is prudent.

      (g) Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of Borrower or any Obligor, or any other matter concerning Borrower or any Obligor.

      (h) Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Transferred Rights, Borrower, any Obligor or any of their Affiliates that is not known to Buyer and that may be material to a decision to acquire the Transferred Rights and assume the Assumed Obligations ("Buyer Excluded Information"), (ii) Buyer has determined to purchase the Transferred Rights and assume the Assumed Obligations notwithstanding its lack of knowledge of the Buyer Excluded Information, and (iii) Seller shall have no liability to Buyer, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Buyer Excluded Information shall not and does not affect the truth or accuracy of Seller's representations or warranties in this Agreement.

      (i) No broker, finder, or other Entity acting under Buyer's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Seller could be responsible.

      (j) Immediately prior to the sale of the Transferred Rights, either (a) no interest in the Transferred Rights is being sold by or on behalf of one or more Benefit Plans, or (b) the transaction exemption set forth in one or more prohibited transaction class exemptions ("PTEs") issued by the U.S. Department of Labor, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is available with respect to the sale of the Transferred Rights.

      (k) Buyer acknowledges that (i) it has received copies of the Credit Documents and the Predecessor Transfer Agreements specified in
            Schedule 2, and (ii) without in any way limiting the representations and warranties of the Seller contained in this Agreement, it is assuming all risk with respect to the accuracy or sufficiency of such documents and information other than any representations, warranties or covenants made by Seller in any Predecessor Transfer Agreements to which Seller is a party.

      (l) Buyer is an "accredited investor" as defined in Rule 501 under the Securities Act.

      (m) No proceedings are (i) pending against Buyer or (ii) to the best of Buyer's knowledge, threatened against Buyer before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect any action taken or to be taken by Buyer under this Agreement.

      5.2 Except as expressly stated in this Agreement and the Assignment, Buyer makes no representations or warranties, express or implied, with respect to the transactions contemplated herein or therein.

      5.3 Buyer acknowledges that (a) Seller's sale of the Transferred Rights to Buyer, and Buyer's assumption of the Assumed Obligations, are irrevocable, and
(b) Buyer shall have no recourse to Seller except for (i) Seller's breaches of its representations, warranties, or covenants, and (ii) Seller's indemnities, in each case as expressly stated in this Agreement.

6.    INDEMNIFICATION


      6.1 Individual Seller (as to itself only and severally not jointly and severally) shall indemnify, defend, and hold Buyer and its officers, directors, agents, partners, members, controlling Entities and employees (collectively, "Buyer Indemnitees") harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys' fees and expenses) that Buyer Indemnitees incur or suffer as a result of, or arising out of (a) Seller's breach of any of

Seller's representations, warranties, covenants, or agreements in this Agreement, or (b) any obligation of Buyer or Seller to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) Borrower, Agent or any other Entity for any payments, property (including Collateral), setoffs or recoupments received, applied or effected by or for the account of Seller under or in connection with the Transferred Rights or otherwise from, against or on account of Borrower.


     6.2 Buyer shall indemnify, defend, and hold Seller and their officers, directors, agents, partners, members, controlling Entities, and employees (collectively, "Seller Indemnitees") harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys' fees and expenses) that Seller Indemnitees incur or suffer as a result of or arising out of (a) Buyer's breach of any of it's representations, warranties, covenants, or agreements in this Agreement or (b) Seller acting or refraining to act, pursuant to any direction of (i) Buyer, or (ii) the Majority Holders (as defined in Section 11); provided, however, that Buyer's share of the indemnity under clause (b)(ii) shall be limited to a fraction, the numerator of which is
(A) its percentage share of the outstanding principal amount of the Transferred Rights as set forth in Schedule A attached hereto or (B) if Seller has consented to transfers of the Transferred Rights (or a portion thereof) pursuant to
Section 10.1(b), the then outstanding principal amount of the claims beneficially held by Individual Buyer in respect of which the action involved is taken by Seller, and the denominator of which is the then aggregate outstanding principal amount of all claims in respect of which the action involved is taken by Seller.

      6.3 If a third party commences any action or makes any demand against either Party for which such Party ("Indemnified Party") is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other Party ("Indemnifying Party") in writing of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party's obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party's prior written consent, which consent (a) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

      6.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement, and it is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

7.      COSTS AND EXPENSES

        7.1 Seller shall pay all bills for Agent Expenses incurred, arising, or otherwise chargeable to the period prior to but excluding the Effective Date and chargeable to Seller as a Lender under the Credit Documents. Buyer shall pay all other Agent Expenses. If either Seller or Buyer receives a bill for Agent Expenses, Seller shall pay to the Agent that portion of the bill for Agent Expenses incurred, arising, or otherwise chargeable to the period prior to but excluding the Effective Date and Buyer shall pay to the Agent the balance. If a Party pays any Agent Expenses for which the other Party is responsible pursuant to this Section 7.1, the other Party shall, promptly upon the written request of the Party paying such amounts, reimburse such paying Party for the full amount paid on such other Party's behalf.

        7.2 The Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing, and implementing this Agreement and any related documents and consummating the transactions contemplated under this Agreement.

        7.3 The Transfer Fee shall be paid on or before the Effective Date as provided in Schedule 1.

8.      DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS

        8.1 (a)If at any time after the Effective Date, Seller receives a Distribution (excluding, for the avoidance of doubt, a Retained Interest Distribution), Seller shall (i) accept and hold the Distribution for the account and sole benefit of Buyer, (ii) have no equitable or beneficial interest in the Distribution, and (iii) deliver the Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Distribution, in no event later than two (2) Business Days after the date on which Seller receives it) to Buyer in the same form received and, when necessary or appropriate, with Seller's endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If Seller fails to pay any cash Distribution to Buyer within two (2) Business Days after receiving it, then Seller will pay interest on such payment for the period from the day on which such payment is actually received by Seller to (but excluding) the day such payment is actually paid to Buyer, in accordance with Section 8.5 hereof.

             (b) If a Distribution includes securities, Seller shall, to the extent permissible by law, endorse (without recourse) or use reasonable efforts to assist Buyer to cause to be registered in Buyer's name, or such name as Buyer may direct (at Buyer's sole expense) in writing and deliver such securities to Buyer or to such Entity as Buyer may direct as soon as practicable. Pending such transfer, Seller shall hold the same on behalf and for the sole benefit of Buyer and Seller shall have no legal, equitable or beneficial interest in any such Distribution. Subject to applicable law, Buyer is entitled to receive any Distribution to be remitted by Seller under this Agreement without the withholding of any tax. If Seller receives a Distribution which it is required to remit to Buyer, Buyer will furnish to Seller such forms, certifications, statements and other documents as Seller may reasonably request in writing to evidence Buyer's exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Seller to comply with any applicable laws or regulations relating thereto, and Seller may refrain from remitting such Distribution until such forms, certifications, statements, and other documents have been so furnished.

               (c) If a Distribution received by Seller and transferred to Buyer pursuant to this Section 8.1 has been made to Seller wrongfully or in error, and is required to be returned or disgorged by Seller, Buyer shall promptly return such Distribution to Seller together with all related interest and charges payable by Seller.

        8.2 (a) If at any time after the Effective Date, Buyer receives from Borrower a Retained Interest Distribution, Buyer shall (i) accept and hold such Retained Interest Distribution for the account and sole benefit of Seller, (ii) have no equitable or beneficial interest in such Retained Interest Distribution and (iii) deliver such Retained Interest Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Retained Interest Distribution in no event later than two (2) Business Days after the date on which Buyer receives it) to Seller in the same form received and, when necessary or appropriate, with Buyer's endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If Buyer fails to pay any cash Retained Interest Distribution to Seller within two (2) Business Days of receipt thereof, then Buyer will pay interest on such Retained Interest Distribution for the period from the day on which such Retained Interest Distribution is actually received by Buyer to (but excluding) the day such Retained Interest Distribution is actually paid to Seller, in accordance with
Section 8.5 hereof.

               (b) If a Retained Interest Distribution includes securities, Buyer shall, to the extent permissible by law, endorse (without recourse), or use reasonable efforts to assist Seller to cause to be registered in Seller's name, or such name as Seller may direct (at Seller's sole expense) in writing, and deliver such securities to Seller or to such Entity as Seller may direct as soon as practicable. Pending such transfer, Buyer shall hold the same on behalf and for the sole benefit of Seller and Buyer shall have no legal, equitable or beneficial interest in any such Retained Interest Distribution. Subject to applicable law, Seller is entitled to receive any Retained Interest Distribution to be remitted by Buyer under this Agreement without the withholding of any tax. If Buyer receives a Retained Interest Distribution which it is required to remit to Seller, Seller will furnish to Buyer such forms, certifications, statements and other documents as Buyer may reasonably request in writing to evidence Seller's exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Buyer to comply with any applicable laws or regulations relating thereto, and Buyer may refrain from remitting such Retained Interest Distribution until such forms, certifications, statements, and other documents have been so furnished.

               (c) If a Retained Interest Distribution received by Buyer and transferred to Seller pursuant to this Section 8.2 has been made to Buyer wrongfully or in error, and is required to be returned or disgorged by Buyer, Seller shall promptly return such Retained Interest Distribution to Buyer together with all related interest and charges payable by Buyer.

        8.3 The treatment of Pre-Closing Date Accruals is set forth on Schedule
1. "Settled Without Accrued Interest" is specified, and all the Retained Interest shall be for the account of Seller.


        8.4 Except as provided in Section 8.1 or 8.2, all payments made by Buyer to Seller or by Seller to Buyer under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Buyer, as applicable, in accordance with the wire instructions specified in Schedule 1.

        8.5 With respect to the payment of any funds or other property under this Agreement (including the delivery of Distributions under Section 8.1 and Retained Interest Distributions under Section 8.2), whether from Seller to Buyer or from Buyer to Seller, (a) the Party required to deliver a Distribution or a Retained Interest Distribution may withhold therefrom any tax required by law to be withheld, and (b) the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such defaulted amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Federal Funds Rate.

9.    NOTICES

        9.1 All communications between the Parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or telecopier, addressed to the relevant Party at its address or facsimile number specified on Schedule 1 or at such other address or facsimile number as such Party may request in writing. All such communications and notices shall be effective upon receipt.

        9.2 From the Effective Date through the 45th day after the Effective Date, if Seller receives any notices, correspondence or other documents in respect of the Transferred Rights or any Credit Document that, to the best of Seller's knowledge, were not sent to the Lenders generally, Seller shall promptly forward them to Buyer.

10.     FURTHER TRANSFERS

        10.1 Buyer may sell, assign, grant a participation in, or otherwise transfer all or any portion of the Transferred Rights, this Agreement, its rights under this Agreement and the Predecessor Transfer Agreements, or any interest in the Transferred Rights without Seller's prior consent; provided, however, that (a) such sale, assignment, participation, or transfer shall comply with any applicable requirements in the Transaction Documents and shall not violate any applicable laws, rules or regulations, including, without limitation, any applicable securities laws, rules or regulations, and (b) notwithstanding any such sale, assignment, participation or transfer, unless Seller otherwise consents in writing (which consent Seller shall not unreasonably withhold or delay), (i) Buyer's obligations to Seller under this Agreement shall remain in full force and effect until fully paid, performed, and satisfied and (ii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer's obligations under this Agreement.

        10.2 Seller may assign its rights under this Agreement without the prior written consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement without the prior written consent of Buyer.

11. VOTING

        On and after the Effective Date, (a) Buyer shall have sole authority to exercise all voting and other rights and remedies with respect to the Transferred Rights and (b) if for any reason Seller is entitled to exercise any such rights (including the right to vote) after the Effective Date, Seller (i) shall not take any action with respect to the Transferred Rights other than in accordance with the prior written instructions of Buyer and (ii) shall take (or refrain from taking) any action with respect to the Transferred Rights in accordance with the prior written instructions of Buyer except (A) as prohibited under applicable law, rule, order or the Credit Documents, or (B) if following such instructions might (in Seller's reasonable determination) expose Seller to any obligation, liability, or expense that in Seller's reasonable judgment is material and for which Seller has not been provided adequate indemnity; provided, however, that if the vote or other action involved is not divisible or may not be cast or taken separately in respect of the Transferred Rights (or the relevant portion thereof) and any other claim against the Borrower or any other Entity (whether or not included in the Transferred Rights), then Seller shall take or refrain from taking such action in accordance with instructions received by Seller and believed by Seller in good faith to have been given by the then current holders (including, as the case may be, Seller) of more than 50% of the aggregate principal amount of the claims then outstanding in respect of which such action is to be taken by Seller (the "Majority Holders"). For purposes of determining the Majority Holders pursuant to the preceding sentence, Seller shall only be required to obtain instructions relating to any action to be taken in respect of the Transferred Rights from (x) the Buyer or (y) if Seller has consented to transfers of the Transferred Rights (or a portion thereof pursuant to Section 10.1(b), the then current holders of the aggregate principal amount of the claims outstanding in respect of which such action is to be taken by Seller.

12.     EXERCISE OF RIGHTS

        12.1 No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        12.2 No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Entity.

13.     SURVIVAL; SUCCESSORS AND ASSIGNS

        13.1 All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall he true and correct as of the Agreement Date and the Effective Date, and shall survive the execution, delivery, and performance of this Agreement and the other Operative Documents.

        13.2 This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

14.     FURTHER ASSURANCES

        Each Party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions as the other Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

15.     DISCLOSURE

        15.1 Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement or the Purchase Price Letter (including the Purchase Price and the Purchase Rate) to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, or regulation, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may resort in it incurring a liability to any other Entity, (e) to its professional advisors and auditors or
(f) as set forth in Section 15.2.

        15.2 Buyer may disclose the contents of this Agreement (but not the contents of the Purchase Price Letter (including the Purchase Price and the Purchase Rate)) to any proposed transferee, assignee, participant, or other Entity proposing to enter into contractual relations with Buyer in respect of the Transferred Rights or any part of them.

        15.3 Buyer agrees to comply with the requirements of the Credit Documents regarding confidentiality.

16.     PARTIES' OTHER RELATIONSHIPS

        Each Party and any of its Affiliates may engage in any kind of lawful business or relationship with Borrower, any Obligor or any of their Affiliates without liability to the other Party, or any obligation to disclose such business or relationship to the other Party.

17.     ENTIRE AGREEMENT; CONFLICT

        17.1 This Agreement and the other Operative Documents constitute the entire agreement of the Parties with respect to the respective subject matters thereof, and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and finally integrated into this Agreement and the other Operative Documents.

        17.2 This Agreement supplements the Assignment. As between Seller and Buyer, if there is any inconsistency or conflict between this Agreement and any of the other Operative Documents, the provisions of this Agreement shall govern and control.

18.     COUNTERPARTS; TELECOPIES

        This Agreement and the other Operative Documents may be executed by telecopy in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier of an executed counterpart of any Operative Document shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement and any other operative Document shall be deemed to be a duplicate original.

19.     RELATIONSHIP BETWEEN BUYER AND SELLER

        The relationship between Seller and Buyer shall be that of seller and buyer. Neither is a trustee or agent for the other, nor does either have fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties.

20.     SEVERABILITY

        The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

21.     GOVERNING LAW

        THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

22.     WAIVER OF TRIAL BY JURY

        THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23.     JURISDICTION

        23.1 The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

        23.2 The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

24.     SUBROGATION

        To the extent that Buyer enforces any claim for indemnification or other claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such claim or remedy, the Parties agree that to the extent permitted by law, the Credit Documents and the Predecessor Transfer Agreements, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, including any Prior Sellers, with respect to such claim or remedy to the extent of such payment or other remedy.

25.     INTERPRETATION

        25.1 This Agreement includes the Schedules and any documents attached as exhibits to the Agreement.

        25.2 The Schedules may supplement, change, or supersede other provisions of this Agreement. If there is any inconsistency between the provisions of the Schedules and the other provisions of this Agreement, the Schedules will prevail.

        25.3 Terms used in the singular or the plural include the plural and the singular, respectively; "includes" and "including" are not limiting; and "or" is not exclusive

        25.4 Any reference to a Party includes the Party's successors and permitted assigns.

        25.5 Unless otherwise indicated, any reference to:

      (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may at any time before the Effective Date be, in effect as modified, amended, or supplemented as of the Effective Date; and

      (b) a statute, law, order, rule, or regulation shall be construed as a reference to such statute, law, order, rule, or regulation as it may have been, or may at any time before the Effective Date, in effect as modified, amended, or supplemented as of the Effective Date.

        25.6 Section, Schedule, and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

        25.7 This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision, or the Agreement as a whole.

26.     LIMITATIONS OF LIABILITY

        Neither Oaktree (except for a breach by Oaktree of the representation and warranty of Oaktree contained in the final sentence of this Section) nor any of its members shall have any personal obligations or liability to Buyer under or in connection with this Agreement, and Oaktree is acting hereunder solely as agent or general partner for and on behalf of each Individual Seller. With respect to obligations of each Individual Seller arising out of this Agreement, Buyer shall look for payment or satisfaction of any claim solely to the assets and property of such Individual Seller and not Oaktree or its members. The obligations of each Individual Seller under this Agreement are several (and not joint and several) in accordance with each Individual Seller's respective percentages specified on Schedule A hereto. Oaktree hereby represents and warrants that it is duly authorized to execute and deliver this Agreement, the Assignment and the Purchase Price Letter on behalf of each Individual Seller.


                         (Signatures on following page)

        IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.

                                    KAYNE ANDERSON CAPITAL ADVISORS, L.P.

                                    BY: KAYNE ANDERSON INVESTMENT MANAGEMENT,
                                    INC., ITS GENERAL PARTNER

                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    OAKTREE CAPITAL MANAGEMENT, LLC, as
                                    general partner for and investment
                                    manager of the entities set forth on
                                    Schedule A

                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    SCHEDULES

SCHEDULE 1
SCHEDULE 2

                    SCHEDULE 1 TO PURCHASE AND SALE AGREEMENT
               (SECONDARY ASSIGNMENT; BORROWER NOT IN BANKRUPTCY)

SECTION 1 (DEFINITIONS)

"Agent" means Wells Fargo Bank, National Association.

"Borrower" means collectively, Day Runner Inc., Day Runner UK plc and Filofax Limited.

"Commitments" means Term Loan in the principal amount of $7,070,846.54 and Revolving Commitment in the amount of $1,568,965.52 consisting of $1,533,986.81 Revolving Loans, $34,978.71 Unfunded Commitments.

"Credit Agreement" (including all waivers and amendments thereto) means that certain Amended and Restated Credit Agreement dated as of September 30, 1999 among the Borrowers, the Agent and the Lenders party thereto; the Waiver dated as of March 31, 2000; the Second Waiver dated as of June 1, 2000; the Third Waiver dated June 6, 2000; the Fourth Waiver dated as of June 13, 2000 and the Amendment thereto dated as of June 19, 2000, the Fifth Waiver dated as of July 13, 2000 and the Sixth Waiver dated as of July 8, 2000.

"Loans" means $7,070,846.54 Term Loans and $1,533,986.81 Revolving Loans.

"Required Consents" means the consents of the Agent and the Borrower (not to be unreasonably withheld).

"Transfer Fee" means the $3,500.00 transfer fee payable to the Agent in connection with the transfer by Seller to Buyer of the Assigned Rights.

"Unfunded Commitments" means $34,978.71.

SECTIONS 4 (SELLER'S REPRESENTATIONS AND WARRANTIES)

Section 4.1(f). The principal amount of each of the Loans outstanding, the Commitments and the Unfunded Commitments as of the Effective Date, specified in Sections 4.1(f) and 4,1(g) is: Term Loan in the principal amount of $7,070,846.54 and Revolving Commitment in the amount of $1,568,965.52, consisting of $1,533,986.81 Revolving Loans, $34,978.71 Unfunded Commitments.

The following are (i) all permanent commitment reductions, permanent repayments of principal and all amendment, consent, waiver and other similar non-ordinary course fees received by Seller in connection with the Transferred Rights from and after the Effective Date, and (ii) all payments or other transfers received by Seller (by set-off or otherwise) or directed to others from or on account of Borrower or any Obligor in respect of the Transferred Rights on or after the 95th day preceding the Agreement Date: None

Section 4.1(l) (Affiliate status; committee membership): None

Section 4.1(n) (Notice of Impairment): None

SECTION 7 (COSTS AND EXPENSES)

The Transfer Fee shall be paid by Seller to the Agent and Buyer shall reimburse Seller for one-half thereof via an increase to the Purchase Price.

SECTION 8 (DISTRIBUTIONS; INTEREST AND FEES; PAYMENTS)

The treatment of Pre-Closing Date Accruals is Settled Without Accrued Interest.

SECTION 9 (NOTICES)

Seller's Address for Notices and Delivery

333 South Grand Avenue, 28th Floor
Los Angeles, California 90071
Attention: Kenneth Liang
Telephone: (213) 830-6422
Facsimile: (213) 830-8522

Seller's Wire Instructions:

Bank of New York
ABA No.: 021-000-018
BNF: IOC 565
Account: OCM Opportunities Escrow A/C
For Account No.: 275370
Ref.: Day Runner

Buyer's Address for Notices and Delivery:

1800 Avenue of the Stars
2nd Floor
Los Angeles, CA 90067

Buyer's Wire Instructions:

                    SCHEDULE 2 TO PURCHASE AND SALE AGREEMENT
               (SECONDARY ASSIGNMENT; BORROWER NOT IN BANKRUPTCY)


1. List of Predecessor Transfer Agreements and principal amount of Loans and Commitments thereunder assigned hereby: (i) Purchase and Sale Agreement dated as of July 28, 2000 between Bank One, N.A. and Lazard Freres and the related Assignment and Acceptance and (ii) Purchase and Sale Agreement dated as of July 28, 2000 between Seller and Lazard.

2. List of Credit Documents provided to Buyer: The Credit Agreement and all schedules and exhibits thereto, the waivers listed in 3 below.

3. List of waivers, supplements, forbearances and amendments to the Credit Agreement to which Seller is a party that were executed from and after the time that Seller acquired the Transferred Rights from the Immediate Prior
      Sellers: the First Waiver, the Second Waiver, the Third Waiver, the Fourth Waiver and the Amendment thereto, the Fifth Waiver and the Sixth Waiver.